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                                                                    Exhibit 23.1

                     [Letterhead of Arthur Andersen LLP]

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4, filed by NEXTLINK Communications, Inc. (the "Company") of our report dated February 22, 1999 included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                            /s/ Arthur Andersen LLP

Seattle, Washington
March 26, 1999